                            SCHEDULE 14A INFORMATION
===============================================================================
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              MYKROLIS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                             MYKROLIS CORPORATION
                               One Patriots Park
                         Bedford, Massachusetts 01730

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on April 26, 2002

   The 2002 Annual Meeting of Stockholders of Mykrolis Corporation will be held at One Patriots Park, Bedford, Massachusetts, on Friday, April 26, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect two Class II Directors for the ensuing three years.

    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Stockholders of record at the close of business on March 12, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By order of the Board of Directors,

                                          Peter W. Walcott
                                          Secretary

   Dated: March 20, 2002

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE.

                             MYKROLIS CORPORATION
                               One Patriots Park
                         Bedford, Massachusetts 01730

          Proxy Statement for the 2002 Annual Meeting of Stockholders
                         To Be Held on April 26, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mykrolis Corporation for use at the 2002 Annual Meeting of Stockholders to be held at One Patriots Park, Bedford, Massachusetts on Friday, April 26, 2002, at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 2002 Annual Report to Stockholders are first being mailed or given to stockholders on or about March 22, 2002. As used in this Proxy Statement, references to the "Company" or "Mykrolis" mean Mykrolis Corporation.

                                    PROXIES

   A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Mykrolis another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2002 Annual Meeting. Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for directors named. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2002 Annual Meeting which is not known to the Company as of the date of this Proxy Statement, unless the proxy directs otherwise. All costs of solicitation of proxies will be borne by Mykrolis. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Mykrolis will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

                     VOTING SECURITIES AND VOTES REQUIRED

   The record date for the determination of stockholders entitled to notice of and to vote at the 2002 Annual Meeting was the close of business on March 12, 2002 (the "Record Date"). On the Record Date, there were 39,500,000 shares of Common Stock, $.01 par value per share, the Company's only voting securities, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Under the Company's By-laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of the Class II Directors.

                           1. ELECTION OF DIRECTORS

   Mykrolis has a classified Board of Directors currently consisting of three Class I Directors, two Class II Directors and two Class III Directors. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The Class I Directors have terms expiring at the 2004 Annual Meeting and the Class III Directors have terms expiring at the 2003 Annual Meeting. This year, each of the two Class II Directors will be elected for three-year terms expiring at the 2005 Annual Meeting and until his successor is duly elected and qualified. The persons named in the enclosed proxy will vote to elect as directors Daniel W. Christman and Thomas O. Pyle, the Class II nominees named below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if he should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors. There are no family relationships between or among any officers or directors of Mykrolis.

   Set forth below are the name and age of each nominee for election as a Class II Director and of each continuing member of the Board of Directors, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of his election as a director of Mykrolis. Information with respect to the number of shares of Mykrolis common stock beneficially owned by each director, directly or indirectly, as of January 31, 2002, appears below under the heading "Principal Stockholders."

           Nominees for Terms Expiring in 2005 (Class II Directors)

   Daniel W. Christman, age 58, has been a Mykrolis director since October 2001. He is the President and Executive Director of the Kimsey Foundation, Washington, D.C. which has been active in education and community development in the Washington, DC area as well as in international issues that focus on the alleviation of human suffering. He was named to this position in July, 2001, after his retirement as a Lieutenant General from a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman's key command positions have also included the U.S. Army's Engineer School in the early 1990's, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford's administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. General Christman currently serves as a member of the Board of Directors of Ultralife Batteries, Inc. and of United Services Automobile Association. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a JD degree from The George Washington University Law School.

   Thomas O. Pyle, age 62, has been one of our directors since February 2001. Mr. Pyle is the Chairman and Chief Executive Officer of PrivaSource Incorporated. Prior to assuming his current position, Mr. Pyle retired from his position as Senior Advisor to the Boston Consulting Group in 1997, a position he had held since 1992, other than from October 1993 through September 1994 when he served as Chief Executive Officer of MetLife HealthCare. Prior to that, Mr. Pyle was a consultant with the Boston Consulting Group, Inc. and served Harvard Community Health Plan, Inc. as an officer from 1972 until 1978 and as its Chief Executive Officer from 1978 until 1991. Mr. Pyle received his M.B.A. from the Harvard Business School. Mr. Pyle currently serves as a director of Controlled Risk Insurance Company, Ltd., Controlled Risk Insurance Company, Inc., Risk Management Foundation of the Harvard Medical Institutions and Controlled Risk Insurance Company, Inc. (Vermont). Mr. Pyle is also a director of HealthGate. He is also a member of the Board of Directors of Medical Education for South African Blacks, a charitable foundation.

           Directors Whose Terms Expire in 2004 (Class I Directors)

   Richard A. Aurelio, age 57, was elected a director of Mykrolis on February 7, 2002. Mr. Aurelio is currently Chairman and Chief Executive Officer of Varian Semiconductor Equipment Associates, Inc. He has served as Chief Executive Officer and a director of Varian Semiconductor since April 1999, and was appointed Chairman in February 2001. Mr. Aurelio served as President and Chief Executive Officer of Varian Semiconductor from April 1999 to February 2001, prior to his appointment as Chairman. Mr. Aurelio also served as Executive Vice President of Varian Associates, Inc. from 1992 to April 1999 and as President of the Semiconductor Equipment Business of Varian Associates, Inc. from 1991 to 1992.

   Michael P.C. Carns, age 64, has been a director of Mykrolis since October 2001. He retired in the grade of General from the United States Air Force in September 1994 after 35 years of service. General Carns currently is Vice Chairman of PrivaSource, Inc., a software company focusing on health data privacy and security, a position he has held since May 2001. From 1995 to 2000 General Carns served as President and Executive Director of the Center for International Political Economy. From May 1991 until his retirement, General Carns served as Vice Chief of Staff, United States Air Force. From September 1989 until 1991, he served as Director of the Joint Staff, Joint Chiefs of Staff. General Carns is a director of DynCorp. Inc., Engineered Support Systems, Inc., Mission Research Corporation and Rockwell Collins, Inc. He is also a member of the Department of Defense Science Board and numerous professional and civic organizations. General Carns graduated from the United States Air Force Academy in 1959; from the Harvard Business School in 1967; and from the Royal College of Defense Studies, London in 1977.

   Robert E. Caldwell, age 65, has been a director of Mykrolis since February 2001. Mr. Caldwell retired from his position as Vice President and General Manager of the Semiconductor Division of Digital Equipment Corporation, a supplier of networked computer systems, software and services, in September 1998, a position he had held since 1990. Prior to that, Mr. Caldwell held various engineering and product management positions at Dickinson Electronics, Motorola, Inc. Mostek Corporation and Fairchild Camera & Instrument Corporation, a semiconductor manufacturer, where he served as General Manager of the Gate Array Division from 1981 through 1983. Mr. Caldwell has been granted two U.S. patents for silicon wafer processing. Mr. Caldwell received his B.S. and M.S. degrees in physics from Arizona State University.

          Directors Whose Terms Expire in 2003 (Class III Directors)

   Michael A. Bradley, age 53, has been a director of Mykrolis since February 2001. Mr. Bradley has been the President, Semiconductor Test Division of Teradyne, Inc. since March 2001. Prior to that, Mr. Bradley was the Chief Financial Officer of Teradyne, Inc. since 1999 and a Vice President of Teradyne, Inc. since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley was appointed to Teradyne's Management Committee in 1994 and its Executive Committee in 1996. Mr. Bradley received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

   C. William Zadel, age 58, has been our Chairman and Chief Executive Officer since November 2000 and a director of Mykrolis since February 2001. Mr. Zadel served as Chief Executive Officer, Chairman and President of Millipore Corporation from February 1996 through April 2001, at which time he resigned as President but continued as Chief Executive Officer until August 2001. Mr. Zadel continues as a non-executive Chairman of the Board of Millipore Corporation. From 1986 until 1996, Mr. Zadel served as President and Chief Executive Officer of Ciba Corning Diagnostics Corp., a company that develops, manufactures and sells medical diagnostic products. Prior to that he was Senior Vice President of Corning Glass Works (now Corning Inc.) Americas Operations since 1985 and Vice President of business development since 1983. Mr. Zadel currently serves on the Boards of Directors of Kulicke and Soffa Industries, Inc. and Matritech, Inc. Mr. Zadel served as Chairman of the Board of Directors of the Massachusetts High Technology Council from 1999 until 2001; he continues as a member of the Board of Directors of that organization. He has also served as the Chairman of the Health Industry Manufacturers Association from 1994 to 1995.

                         Board and Committee Meetings

   The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Board of Directors has adopted a written charter for the Audit & Finance Committee which is attached as Appendix A to this Proxy Statement. The Audit & Finance Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit & Finance Committee held one meeting during 2001. The current members of the Audit & Finance Committee are Messrs. Bradley, Christman and Pyle. Each member of the Audit & Finance Committee is "independent" as defined under Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

   The Board of Directors also has a standing Management Development & Compensation Committee, which provides recommendations to the Board regarding Mykrolis compensation programs. The Management Development & Compensation Committee is responsible for determining the compensation of corporate officers, reviewing and recommending changes to stock option and other employee benefit plans and reviewing the administration of such plans. The Management Development & Compensation Committee held one meeting during 2001. During 2001 the members of the Management Development & Compensation Committee were Messrs. Caldwell, Carns and Pyle. The current members of the Management Development & Compensation Committee are Messrs. Caldwell, Aurelio and Carns. See "Management Development & Compensation Committee Report on Executive Compensation" below.

   The Board of Directors does not have a nominating committee; the functions normally performed by a nominating committee are performed by the Audit & Finance Committee. In its nominating capacity, the Audit & Finance Committee considers recommendations for nominee candidates from other directors, management and stockholders. Stockholders wishing to submit candidates for consideration as nominees may do so by directing an appropriate letter and resume to Peter W. Walcott, Vice President and General Counsel of Mykrolis.

   The Board of Directors held six meetings during the fiscal year 2001. Each director attended at least 75% of the aggregate number of meetings held, while he was a director, by the Board of Directors and by any committee on which he served.

                             Director Compensation

   Non-Employee Directors are reimbursed for their out-of-pocket expenses incurred in connection with such services and each receives an annual retainer of $21,000 plus $1,000 for each board or committee meeting attended. In addition, any non-employee director who serves as chairman of any committee of the board will receive an annual retainer of $3,500. Upon initial election to the Board of Directors each director has been granted an option under the 2001 Non-Employee Directors Stock Option Plan to acquire 10,000 shares of the Company's common stock at the closing price on the New York Stock Exchange on the date of grant; directors are also eligible to receive further grants under the 2001 Non-Employee Directors Stock Option Plan. Mr. Zadel, the only employee director, receives no compensation for his service as a director.

                      Compensation of Executive Officers

   The following table sets forth compensation information for the chief executive officer and the four other executive officers of Mykrolis who, based on salary and bonus compensation from Mykrolis and its subsidiaries (as well as from Millipore Corporation for the period prior to the Company's separation from Millipore), were the most highly compensated for the year ended December 31, 2001. All information set forth in this table reflects compensation earned by these individuals for services with Mykrolis and its subsidiaries (as well as with Millipore Corporation for the period prior to the Company's separation from Millipore) for the fiscal year ended December 31, 2001. For ease of reference, we collectively refer to these executive officers throughout this section as the ''named executive officers.''

Summary Compensation Table

                                                 Annaual Compensation
                                      ------------------------------------------
                                                                                     Securities
                                                                 Other Annual        Underlying       All Other
Name and Principal Position      Year Salary($) Bonus($)/(1)/ Compensation($)/(2)/ Options(#)/(3)/ Compensation/(5)/
---------------------------      ---- --------- ------------  -------------------  --------------  ----------------
C. William Zadel................ 2001 $667,849    $      0            --              281,010          $231,722
  Chairman and Chief Executive   2000  661,500     997,757            --              488,745/(4)/      119,554
  Officer

Jean-Marc Pandraud.............. 2001 $262,871    $ 48,004            --              176,920          $ 77,440
  President and Chief            2000  240,012     307,276            --              101,822/(4)/       59,118
  Operating Officer

Jean-Paul Mangeolle............. 2001 $244,760    $ 34,772            --              120,260          $ 29,837
  Vice President                 2000  200,000     185,318            --               89,603/(4)/       21,238
  Worldwide Operations

Peter W. Walcott................ 2001 $201,427    $ 32,003            --              119,630          $ 24,197
  Vice President, Secretary      2000  157,563      74,286            --               16,292/(4)/       14,841
  and General Counsel

Bertrand Loy.................... 2001 $197,553    $ 32,003            --              119,630          $ 54,586
  Vice President, Treasurer      2000  140,400    $ 97,739            --               40,729/(4)/       28,669
  and Chief Financial Officer

--------
/(1)/ Amounts listed under this column are the variable incentive compensation component of target total cash compensation described in the "Management Development & Compensation Committee Report on Executive Compensation" below and are calculated as described therein.
/(2) /None of the perquisites and other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by each named executive officer.
/(3) Stock option grants are recommended to the Board of Directors by the Management Development & Compensation Committee and relate to the total cash compensation of the named executive officer for the current year. (See "Stock Options Granted in 2001" and "Management Development & Compensation Committee Report on Executive Compensation") /
/(4) Indicated securities underlying options reflect the conversion of the unvested portion of original grants in the indicated year of options covering Millipore Corporation common stock into options to acquire shares of Mykrolis Common Stock. These conversions were effected so as to preserve the intrinsic value of the Millipore options prior to the conversion. In addition to the listed securities underlying converted Millipore options in the above table, conversions of unvested Millipore stock options granted in 1999, 1998 and 1997 were made covering the following shares of Mykrolis common stock: Mr. Zadel - 415,434, Mr. Pandraud - 79,560, Mr. Mangeolle - 43,444, Mr. Walcott - 15,564, and Mr. Loy - 28,754. /
/(5) Includes: (a) amounts contributed by the Company under its tax-qualified defined contribution profit sharing plan to Messrs. Zadel, Pandraud, Mangeolle, Walcott and Loy of $123,312, $41,153, $29,148, $19,070 and
     $20,539, respectively for 2001 and to Messrs. Zadel, Mangeolle and Walcott of $11,226 each by Millipore Corporation for 2000; (b) Company "matching" contributions on compensation deferred pursuant to its tax-qualified plan under Section 401(k) of the Internal Revenue Code to Messrs. Zadel, Mangeolle and Walcott of $2,625, $6,085 and $5,127, respectively, for 2001 and of $2,625, $5,100 and $5,099, respectively, by Millipore Corporation for 2000; (c) total amounts deferred under the Company's (or Millipore Corporation's with respect to 2000) non-qualified supplemental defined contribution and savings plans to provide certain executives with benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans for the accounts of Messrs. Zadel and Mangeolle of $105,785 and $2,594, respectively for 2001 and of $105,702 and $24,135, respectively, by Millipore Corporation for 2000; and (d) Amounts included for Messrs. Pandraud and Loy represent payments made of approximately $36,287 and $34,047, respectively for 2001 and $59,118 and $28,669, respectively for 2000 (by Millipore S.A. (France)) for retirement allowances under the government-sponsored retirement plan in France for salaried (exempt) employees ("AGIRC"). /

                          Stock Option Grants in 2001

   The following table shows all grants of options to acquire shares of Mykrolis common stock to the named executive officers in the fiscal year ended December 31, 2001.

Option Grants in Fiscal 2001





                           Individual Grants                                   Potential Realizable
                    -------------------------------                              Value of Assumed
                      Number of                                               Annual Rates of Stock
                      Securities    Percent of Total                          Price Appreciation for
                      Underlying    Options Granted    Exercise                  Option Term/(4)/
                       Options      to Employees in   Price Per    Expiration ----------------------
       Name         Granted(#)/(1)/ Fiscal 2001/(2)/ Share($)/(3)/    Date      5%($)      10%($)
       ----         --------------  ---------------- ------------  ----------  -------    ---------
C. William Zadel...        500/(5)/          *          15.00         8/9/07    2,550        5,785
                       139,000/(6)/       3.24%         15.00         8/9/08  849,290    1,977,970
                       105,000/(6)/        2.5%         11.60       11/29/08  495,600    1,156,050
                        30,530/(7)/          *           9.10       10/11/04   43,658       91,895
                         5,980/(7)/          *          11.60       11/29/04   10,943       22,963

Jean-Marc Pandraud.        500/(5)/          *          15.00         8/9/07    2,550        5,785
                       105,000/(6)/        2.5%         15.00         8/9/08  641,550    1,494,150
                        60,000/(6)/        1.4%         11.60       11/29/08  283,200      660,600
                         9,060/(7)/          *           9.10       10/11/04   12,956       27,271
                         2,360/(7)/          *          11.60       11/29/04    4,391        9,062

Jean-Paul Mangeolle        500/(5)/          *          15.00         8/9/07    2,550        5,785
                        70,000/(6)/       1.63%         15.00         8/9/08  427,700      996,100
                        40,000/(6)/          *          11.60       11/29/08  188,800      440,400
                         7,740/(7)/          *           9.10       10/11/04   11,068       23,297
                         2,020/(7)/          *          11.60       11/29/04    3,697        7,757

Peter W. Walcott...        500/(5)/          *          15.00         8/9/07    2,550        5,785
                        70,000/(6)/       1.63%         15.00         8/9/08  427,700      996,100
                        40,000/(6)/          *          11.60       11/29/08  188,800      440,400
                         7,250/(7)/          *           9.10       10/11/04   10,368       21,823
                         1,880/(7)/          *          11.60       11/29/04    3,440        7,219

Bertrand Loy.......        500/(5)/          *          15.00         8/9/07    2,550        5,785
                        70,000/(6)/       1.63%         15.00         8/9/08  427,700      996,100
                        50,000/(6)/       1.17%         11.60       11/29/08  236,000      550,500
                         7,250/(7)/          *           9.10       10/11/04   10,368       21,823
                         1,880/(7)/          *          11.60       11/29/04    3,440        7,219

--------
* Represents less than 1% of total options granted during 2001.
/(1) All of these options are subject to the terms of the Mykrolis Corporation
     2001 Equity Incentive Plan and are exercisable only after they vest. / /(2) Percentage is based on a total of 4,286,441 shares granted to all Mykrolis employees during fiscal 2001. /
/(3) All options were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant. /
/(4) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's common stock, the option holder's continued employment through the option period and the date on which the options are exercised. /

/(5)/ These "founders grant" options were granted to all Mykrolis employees worldwide, except employees resident in certain foreign jurisdictions which impose regulatory restrictions on the issue of employee stock options that made it impractical to make grants in those foreign jurisdictions. These options vest 33.4% on the anniversary of the date of grant and thereafter quarterly in 8 equal increments.
/(6) These options vest 25% on the anniversary of the date of grant and thereafter quarterly in 12 equal increments. /
/(7) These options were granted to employees subject to a salary reduction that took effect during the fourth quarter of 2001 and to employees who did not receive a salary increase for 2002. The options vest 50% six months following the date of grant, with the balance vesting on the anniversary of the date of grant. /

                      Fiscal 2001 Year-End Option Values

   The following table contains certain information regarding stock options held as of December 31, 2001 by the following named executive officers. No stock options were exercised by the named executive officers during the fiscal year ended December 31, 2001:

Fiscal Year-End Option Values

                         Number of Securities        Value of Unexercised
                        Underlying Unexercised       In-The-MoneyOptions
                      Options At Fiscal Year-End    At Fiscal Year-End ($)
   -                  -------------------------- ----------------------------
          Name        Exercisable  Unexercisable Exercisable Unxercisable/(1)/
          ----        -----------  ------------- ----------- ----------------
   C. William Zadel..      0          281,010         0          838,469
   Jean-Marc Pandraud      0          176,920         0          442,398
   Jan-Paul Mangeoole      0          120,260         0          308,794
   Peter W. Walcott..      0          119,630         0          304,797
   Bertrand Loy......      0          129,630         0          348,797

--------
/(1) Value is based on the difference between the option exercise price and the fair market value at December 31, 2001. /

    Management Development & Compensation Committee Interlocks and Insider
                                 Participation

   The members of the Management Development & Compensation Committee during fiscal year 2001 were Robert E. Caldwell, Thomas O. Pyle and Michael P.C. Carns (upon his joining the Board in October 2001). No member of the Management Development & Compensation Committee was at any time during fiscal year 2001 an officer or employee of Mykrolis or any subsidiary of Mykrolis, nor has any member of the Management Development & Compensation Committee had any relationship with Mykrolis requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

   During fiscal year 2001, no executive officer of Mykrolis has served as a director or member of the Management Development & Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of Mykrolis.

                         Change of Control Agreements

   Mykrolis has entered into agreements with Messrs. Zadel, Pandraud, Mangeolle, Walcott and Loy as well as four other executive officers, to provide them with certain severance benefits in the event of an actual or impending "Change of Control" of Mykrolis. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 15% of the Company's then outstanding Common Stock or if those members who constituted a majority of the Board of Directors cease to be so. An "Impending Change of Control" means any event or circumstances which gives rise to a threat or likelihood of a Change of Control, whether or not it is approved by the Company's management or directors.

   The executive officers who have entered into agreements with Mykrolis will be provided with benefits in the event that their employment with Mykrolis is terminated pursuant to or following a Change of Control. Each agreement provides that the executive officer agrees to remain in the Company's employ for at least 6 months following an event giving rise to an Impending Change of Control. In the event that, pursuant to or following such a Change of Control, the employment of the executive officer is terminated, the executive officer will then receive the severance benefits. Generally, these benefits include: a lump sum termination payment at a rate equal to two times the highest amount of target total cash compensation during the previous 3 years (if such provisions had been triggered during 2001, the amounts payable to Messrs. Zadel, Pandraud, Mangeolle, Walcott and Loy would have been $2,361,556, $880,000, $705,000, $660,000 and $660,000, respectively), medical, dental and life insurance benefits. Further, in the event of an Impending Change of Control, options for purchase of shares of Common Stock become exercisable immediately and executive officers are given the right to sell to Mykrolis all shares held (or acquired within 90 days following a Change of Control) at a price equal to the highest price paid by the person acquiring control within the 90 day period prior to the exercise of such right.

Management Development & Compensation Committee Report on Executive Compensation

Overview and Philosophy

   The Management Development & Compensation Committee, which is comprised of non-employee directors of the Company, is responsible for administering the Company's executive compensation program and reviewing and making recommendations to the Board of Directors with respect to the compensation of executive officers and other senior management and the Company's overall compensation policy. In connection with these responsibilities, the Committee has authority to administer the Mykrolis 2001 Equity Incentive Plan, including recommending the grant of stock options and other awards thereunder.

   The Company's executive compensation program is intended to attract and retain talented executives and senior management by offering competitive compensation opportunities. The Company pursues a compensation philosophy that emphasizes the combination of performance-based cash compensation and stock-based compensation. We intend to provide competitive target total cash compensation (base salary plus variable incentive compensation) for competitive performance, superior total cash compensation for superior performance and reduced total cash compensation for less than competitive performance. We believe that this will foster a performance-oriented environment by tying a significant portion of each executive's cash compensation to the achievement of objectives that are important to the Company and are thus expected to enhance shareholder value. The objectives of the executive compensation policies are to:

    .  attract, retain, motivate and reward high caliber executives;
    . foster teamwork and support the achievement of the Company's financial and strategic goals through performance based financial incentives;
    . promote the achievement of strategic objectives which lead to long-term growth in shareholder value;
    . encourage strong financial performance by establishing aggressive goals for target performance and leveraging incentive programs through stock-based compensation; and
    . align the interests of executive officers with those of the Company and its shareholders by making incentive compensation dependent upon Company performance.

   The Company's executive compensation program is currently comprised of three principal components: base salary; variable incentive compensation under the Mykrolis Incentive Plan; and equity incentive in the form of stock options granted under the Mykrolis 2001 Equity Incentive Plan.

Target Total Cash Compensation

   Target total cash compensation for each executive is established based on comparable, competitive marketplace data. This marketplace data is drawn from proxy information and supplemental executive pay data provided by third party compensation consultants. For this purpose, in fiscal 2001 the Company relied on pay level data for positions of similar scope and responsibility within a group of twelve comparator companies in the semiconductor equipment and related high technology industries. These companies had been recommended by outside compensation consultants and were approved by the Board of Directors for use in determining appropriate equity dilution levels and stock option allocation practices.

Base Salary and Variable Incentive Compensation

   Once target total cash compensation has been established for each executive, the total cash compensation is divided into a base salary portion and a variable incentive compensation portion. The variable incentive compensation portion is provided by awards under the Mykrolis Incentive Plan. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive's target total cash compensation that consists of the variable incentive compensation component.

   The variable incentive compensation component is designed to provide executive officers and other employees with a potential cash award based on the achievement of annual financial and operating objectives. Three Company performance objectives as well as individual objectives are used; two of the Company objectives are generally stable from year to year and the third is reassessed annually. These three Company performance objectives are weighted based upon their relative priority to the Company. The Company performance objectives, their relative weighting and the award formulae are approved in advance by the Management Development & Compensation Committee and are designed to dovetail with operating plans approved by the Mykrolis Board of Directors. The Company's performance with respect to these objectives is measured against the performance of a group of comparator companies in the semiconductor equipment and related high technology industries. These comparator companies were approved by the Mykrolis Board of Directors and were selected based upon the similarity of their operating environments and marketplace to that of the Company. In this way it is believed that distortions resulting from the cyclically of the Company's business can be eliminated so that the Company's performance is evaluated in a more meaningful manner.

   A minimum level of Company performance is required before any award is earned under the Mykrolis Incentive Plan. Awards for executive officers and senior employees are based two-thirds on Company performance objectives and one-third on individual objectives. Other employees are eligible to receive awards equal to lesser percentages of their base salary based solely upon the Company performance objectives. If a minimum level of Company performance is achieved, achievement of the Company performance objectives are assessed independently so that an award can be earned. Awards under the Mykrolis Incentive Plan are calculated based upon the Company's performance during the fiscal year in question with respect to each performance objective using a sliding scale of multipliers which increases with the Company's level of performance. Achievement of individual performance objectives by executives and senior employees is assessed and a personal performance multiplier determined from that assessment. This individual performance multiplier is multiplied by the overall Company performance multiplier and applied to the weighted individual target award to determine the individual award. The sum of the corporate performance award and the individual performance award is designed to provide competitive total target cash compensation if the Company achieves competitive performance.

   For 2001 the Company performance objectives were revenue growth, earnings before income taxes and inventory turnover. For fiscal 2001, our executive officers were eligible to receive an incentive compensation award ranging from approximately 33% to 41% of targeted total cash compensation (50% to 70% of base salary) in the event that the Company achieved competitive performance for all three performance objectives and the individual objectives were achieved.

   On November 1, 2001, the Company instituted a temporary reduction in the base salaries of executive officers and senior employees, ranging from 10% for senior employees to 15% for executive officers and 20% for the Chief Executive Officer. During the fourth quarter of 2002, the Company will re-evaluate whether it is able to reinstate the pre-reduction salaries.

   For fiscal 2001, the Company's performance overall and with respect to two of the Company-based performance objectives under the Mykrolis Incentive Plan justified a variable incentive compensation award at the lower end of the scale of possible awards. Based upon this performance, an aggregate of $1,104,934 was earned by and awarded to employees and executive officers under the Mykrolis Incentive Plan, of this amount $146,782 was paid to the executive officers listed in the compensation table.

Equity Incentive

   The Company grants stock options annually to a broad group of employees including executive officers under the Mykrolis 2001 Equity Incentive Plan. The purpose of these grants is to allow executives and employees to participate in the success of the Company as measured by the stock market's assessment of the Company's performance and thus to align their interests with those of Mykrolis stockholders. Since stock options under the 2001 Equity Incentive Plan are granted at fair market value, the recipient of an option generally is only rewarded if the market price of the Company's common stock appreciates. In addition, annual option grants carry vesting periods designed to encourage the retention of executive officers and other recipients. The number of options granted to each recipient generally is determined on the basis of the level of participation in variable incentive compensation that varies depending on the participant's level of responsibility. During 2001 the Company also made an initial round of stock option grants to executives and a broad group of employees at the completion of the Company's initial public offering. In addition, the Company has used special stock option grants to compensate executive officers and senior employees for salary reductions initiated in 2001 and in lieu of salary increases for 2002. The initial round of option grants to the executive officers on August 9, 2001 amounted to approximately 1.7% of the Company's common stock outstanding on or about the date of the grants and the annual option grants to the executive officers on November 29, 2001 amounted to approximately 1.2% of the Company's common stock outstanding on or about that date.

Chief Executive Officer Compensation

   The Management Development & Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers described above. During 2001 the Chief Executive Officer's base salary was set at the level approved by the Millipore Corporation Board of Directors in December of 2000, prior to the Company's separation from Millipore, based on semiconductor industry competitive marketplace data provided by an outside compensation consultant. This compensation level was deemed appropriate by the Mykrolis Board of Directors based on the challenges facing the Company to separate from Millipore, establish an independent infrastructure and complete an initial public offering of its common stock in adverse market conditions. During 2001 the Chief Executive Officer was granted options to acquire an aggregate of 281,010 shares of the Company's common stock under the Mykrolis 2001 Equity Incentive Plan. As noted above, commencing November 1, 2001 the Chief Executive Officer accepted a salary reduction of 20%; in addition, a salary freeze at that reduced level will be in effect for the Chief Executive Officer during 2002. The Chief Executive Officer will receive no variable incentive compensation award for fiscal 2001.

Internal Revenue Code Section 162(m)

   The Mykrolis Management Development & Compensation Committee is aware of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code, which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may be from time-to-time necessary to attract and retain top-quality management, the Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.

              THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE
                         Robert E. Caldwell, Chairman
                              Michael P.C. Carns
                                Thomas O. Pyle

                         Comparative Stock Performance

   The comparative stock performance line graph below compares the cumulative stockholder return on the common stock of Mykrolis (MYK) for the period from the commencement of trading on the New York Stock Exchange following its initial public offering, August 10, 2001 through December 31, 2001 with the cumulative total return on (i) the Total Return Index for The New York Stock Exchange (NYSE Comp. Index), and (ii) the Philadelphia Semiconductor Index
(SOX), which is a published industry index. The SOX contains 16 companies in the semiconductor and semiconductor equipment industries. The cumulative total return computations set forth in the performance graph assume the investment of $100 in the Company's common stock, the NYSE Composite Index and the SOX Index on August 10, 2001. Prior to August 10, 2001, the Company's common stock was not registered under the Exchange Act.



                [CHART]

                     NYSE Comp.
             MYK       Index     Sox Index
            ----     ----------  ---------
8/10/2001    100        100          100
12/31/2001  106.7      97.8          88.1

                                        8/10/01 12/31/01
                       -                ------- --------
                       MYK.............   100   106.6667
                       NYSE Comp. Index   100    97.8219
                       SOX.............   100    88.0799

                    Report of the Audit & Finance Committee

   The Audit & Finance Committee is composed of three members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter attached as Appendix A and in Sections 303.01(B)(2)(a) and
(3) of the New York Stock Exchange's listing standards.

   The Audit & Finance Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company's financial statements had been prepared in accordance with U.S. generally accepted accounting principles. The Company's independent accountants are responsible for performing an audit of the Company's financial statements in accordance with U.S. generally accepted auditing standards and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company's management and with the independent accountants, the following matters:

    . the plan for, and the independent accountants' report on, each audit of the Company's financial statements;
    . the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;
    . changes in the Company's accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to Mykrolis; and
    . the adequacy of the Company's internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company's business.

   The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent accountants. SAS 61 requires the Company's independent accountants to discuss with the Company's Audit & Finance Committee, among other things, the following:

    .  methods to account for significant unusual transactions;
    . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
    . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and
    . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   The Company's independent accountants also provided the Audit & Finance Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent accountants the matters disclosed in this letter and their independence from Mykrolis. The Audit & Finance Committee also considered whether the independent accountants' provision of the other, non-audit related services to Mykrolis which are referred to under the heading "Accountants" is compatible with maintaining such auditors' independence.

   Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit & Finance Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

   In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Mykrolis management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company's independent accountants, who in their report express an opinion on the Company's annual financial statements. Accordingly, while the Audit & Finance Committee has recommended to the Mykrolis Board of Directors that the audited financial statements be included in the Company's Annual Report of Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company's financial statements. The information set forth in this report of the Audit & Finance Committee is not "soliciting material", deemed to be "filed" with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

                                          AUDIT & FINANCE COMMITTEE
                                          Michael A. Bradley, Chairman
                                          Daniel W. Christman
                                          Thomas O. Pyle

                      Ownership of Mykrolis Common Stock

Management Ownership of Mykrolis Common Stock

   The following table sets forth information concerning the number of shares of Mykrolis Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each Director or nominee; each of the five most highly compensated executive officers and all directors and executive officers as a group on January 31, 2002 (except in the case of Mr. Aurelio for which the information is given as of February 25, 2002). This information is based on information provided by each Director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the Director, nominee or officer held sole voting and investment power over such shares.

                                                                                              Amount
                                                                                            and Nature
                                                                                            of Shares
                                                                                           Beneficially   % of
                                                                                              Owned       Class
                                 Name of Beneficial Owner                                  ------------   -----
Richard A. Aurelio........................................................................        0         *
Michael A. Bradley........................................................................        0         *
Michael P.C. Carns........................................................................        0         *
Robert E. Caldwell........................................................................       8,445      *
Daniel W. Christman.......................................................................        0         *
Bertrand Loy..............................................................................         600      *
Jean-Paul Mangeolle.......................................................................      16,374      *
Jean-Marc Pandraud........................................................................      17,635      *
Thomas O. Pyle............................................................................    15,892/(1)/   *
Peter W. Walcott..........................................................................       2,476      *
C. William Zadel..........................................................................      61,321      *
All Directors and Executive Officers as a Group (14 persons including those listed above):     102,521      *

*None of these officers or directors owns as much as 1.0% of Mykrolis Common
      Stock.
/(1)/ Included in the shares listed as beneficially owned are 8,002.6 Mykrolis phantom shares distributable on February 27, 2002 with respect to deferred compensation phantom stock units for Millipore Corporation common stock credited to the deferred compensation account of Mr. Pyle under a plan maintained by Millipore Corporation for its directors (Mr. Pyle served as a director of Millipore Corporation until August 2001); these Mykrolis phantom stock units are payable only in cash upon Mr. Pyle's retirement or earlier termination of service from the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Officers and persons who own more than 10 percent of Mykrolis Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Mykrolis Common Stock. The Company is required to disclose in its proxy statement any failure to file these reports by the required due dates. All of these filing requirements were satisfied, except for Messrs. Walcott, Loy, Caldwell and Zadel each of whom failed to file one Form 4 relating to one transaction in a timely manner. Mykrolis has relied solely on written representations of its directors and officers and copies of the reports they have filed with the Securities and Exchange Commission.

Other Principal Holders of Mykrolis Common Stock

   As of March 1, 2002 the following persons are believed by Mykrolis to be the beneficial owners of more than 5% of Mykrolis Common Stock, the Company's only class of voting securities.

                                          Amount and nature
                Name and address            of beneficial    Percent
               of beneficial owner            ownership      of class
               -------------------        -----------------  --------
           PRIMECAP Management Company
             225 South Lake Avenue #400
             Pasadena, CA 91101-3005          4,169,274/(1)/   10.6%
           FMR Corp.
             82 Devonshire Street
             Boston, MA 02109                 2,268.132/(2)/    5.7%

/(1)/ Of the shares reported as beneficially owned by PRIMECAP Management, a registered investment company, it has sole voting power with respect to 903,651 of such shares and sole dispositive power with respect to all of such shares. Of the total number of shares reported by PRIMECAP Management Company, Vanguard/PRIMECAP Fund, Inc. of Valley Forge, PA reports as beneficially owned 1,908,613 shares over which it has sole voting power.
/(2)/ FMR Corp., including certain of its wholly-owned domestic and foreign subsidiaries, has sole power to vote or to direct the vote of 611,246 of such shares and sole power to dispose of or to direct the disposition of all of such shares

   The foregoing information is based upon Schedule 13G reports filed with the Securities and Exchange Commission by the above beneficial owners in January or February, 2002, with respect to their holdings of the common stock of Millipore Corporation. The reported holdings of Millipore common stock were multiplied by the dividend distribution ratio of .6768132 to yield the above Mykrolis shareholdings in accordance with the dividend distribution of the Company's common stock by Millipore Corporation described below.

   Mykrolis was formed as a separate company pursuant to a plan by Millipore Corporation to spin-off Millipore's microelectronics business which serves the semiconductor industry and certain related industries to be a separate stand alone public company. On March 31, 2001, Millipore effected the separation of the

Company's business from Millipore's business by transferring substantially all of the assets and liabilities associated with its microelectronics business to Mykrolis. On August 9, 2001 Mykrolis completed an initial public offering of 7,000,000 shares of its common stock, representing approximately 17.7% of the 39,500,000 total shares of the Company's common stock outstanding. On January 28, 2002 the Board of Directors of Millipore Corporation declared a stock dividend of all 32,500,000 shares of Mykrolis owned by Millipore Corporation. The spin-off was completed by the distribution of this dividend on February 27, 2002, to Millipore stockholders of record as of 5:00 p.m. Eastern time on February 13, 2002. Millipore announced that its stockholders were issued ..6768132 shares of Mykrolis common stock for each share of Millipore common stock held on February 13, 2002 and that cash was issued in lieu of fractional shares.

                                  ACCOUNTANTS

   PricewaterhouseCoopers, LLP, independent accountants, has reported on the Company's combined financial statements for the years ended December 31, 2000 contained in the Company's Registration Statement on Form S-1, dated August 9, 2001. PricewaterhouseCoopers, LLP, also served as the independent accountants for Millipore Corporation for calendar year 2001, during which period Mykrolis was a subsidiary of Millipore Corporation. The Audit & Finance Committee selected PricewaterhouseCoopers, LLP as the Company's independent public accountants for fiscal 2001 and has also reviewed and approved the scope and nature of the services to be performed for Mykrolis by that firm. PricewaterhouseCoopers, LLP reported on the Company's consolidated and combined financial statements for the years ended December 31, 2001 contained in the Company's Annual Report on Form 10-K. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. See "Election of Directors" and "Report of the Audit & Finance Committee"for the names of those directors comprising the Audit & Finance Committee.

   In connection with the examination of and report upon the Company's financial statements for 2001 by PricewaterhouseCoopers, LLP, they also reviewed the Company's Annual Report and its quarterly financial statements as filed with the Securities and Exchange Commission.

Audit Fees

   PricewaterhouseCoopers LLP billed the Company an aggregate of $351,200 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

   PricewaterhouseCoopers LLP did not bill Mykrolis for any professional services rendered for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation.

All Other Fees

   PricewaterhouseCoopers LLP billed Mykrolis an aggregate of $2,329,900 in fees for other professional services. This amount includes approximately $1,611,600 related to the audit of historical Financial Statements for the Company for 1998, 1999 and 2000 included in the Company's Registration Statement on Form S-1 in connection with the Company's initial public offering. In addition, PricewaterhouseCoopers LLP billed the Company for other professional services related to the separation of the Company from Millipore Corporation and to the "spin off" distribution of the Company's common stock as follows: $538,000 for human resource consulting services and $136,000 for tax consultation services. PricewaterhouseCoopers also billed the Company $44,300 for tax consultation services provided to Mykrolis for the fiscal year ended December 31, 2001. PricewaterhouseCoopers provided no management consulting services during 2001. The Audit & Finance Committee has determined that the foregoing other professional services are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Stockholder proposals submitted for inclusion in next year's proxy materials must be received by the Company no later than November 22, 2002 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Proposals should be addressed to Peter W. Walcott, Secretary, Mykrolis Corporation, One Patriots Park, Bedford, MA 01730.

   Under the Company's By-Laws any stockholder of record of Mykrolis may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Mykrolis at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Such written notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business at the annual meeting and (c) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder and such beneficial owner and (b) the number of shares of Mykrolis Common Stock that are held of record by such stockholder and owned beneficially by such beneficial owner.

   The deadline for receipt of timely notice of stockholder proposals for submission to the Mykrolis 2003 Annual Meeting of Stockholders without inclusion in the Company's 2003 Proxy Statement is January 29, 2003. Unless such notice is received by Mykrolis at its corporate headquarters, Attention Peter W. Walcott, Secretary, Mykrolis Corporation, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

                            FORM 10-K ANNUAL REPORT

   Stockholders may obtain without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, by writing to Bertrand Loy, Vice President & Chief Financial Officer, Mykrolis Corporation, at the Company's headquarters. In addition the Company's Annual Report on Form 10-K for the year ended December 31, 2001 is available through the web site of the Securities & Exchange Commission (www.sec.gov) on the EDGAR database.

                                OTHER BUSINESS

   The Board of Directors is not aware of any other business to come before the Annual Meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

                                          By Order of the Board of Directors,

                                          Peter W. Walcott
                                          Secretary

   Bedford, Massachusetts
   March 20, 2002

                                                                     Appendix A

                             Mykrolis Corporation

Charter of the Audit & Finance Committee

   The charter of the Audit & Finance Committee shall be:

A. General:

    1. The Committee shall be comprised of at least three members all of whom shall be independent directors. "Independent" shall mean that the director has no relationship to the Corporation that may interfere with the exercise of his/her independence from management and the Corporation.

    2. All members of the Committee shall, in the opinion of the Board, be financially literate and at least one member shall, in the opinion of the Board, have accounting or related financial management expertise.

    3. The outside auditor for the company shall be ultimately accountable to the Board of Directors and the Committee. The Committee and Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

    4. The Committee shall determine policy with respect to the retention of the Corporation's outside auditor for the performance of non-audit professional services in order to assure that the independence of such auditor will not be impaired by any such engagement. In this regard, the Committee shall be responsible for ensuring that the outside auditor submits, on a periodic basis to the Committee, a formal written statement delineating all relationships between the auditor and the company and that the Committee is responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action to ensure the independence of the outside auditor.

B. Audit Functions:

    1. To recommend to the Board the annual selection of the outside auditor of the Corporation.

    2. To meet with the Corporation's outside auditor to accomplish the following:

       a. Before the commencement of the annual examination, discuss in general terms the scope of the examination and the anticipated fees in connection therewith.

       b. At the completion of the annual examination, review with the outside auditor the Corporation's financial statements in the form as proposed to be released to the public and the outside auditor's "management letter" and/or recommendations with respect to internal controls.

       c. At such other times as it deems appropriate, to discuss the quality and depth of staffing in the financial and accounting departments and recent and prospective opinions of the accounting principles board and their impact on the Corporation's financial statements.

    3. To review with the appropriate officers of the Corporation and the outside auditor the Annual Report on Form 10-K and proxy, as well as the Annual Report to Shareholders.

    4. To review with the appropriate officers of the Corporation and the internal auditors the duties and responsibilities of the internal auditing function and approve the plan for the internal audit of the operational procedures of the Corporation.

    5. To review with the appropriate officers, the Corporation's policy regarding business ethics and the procedures being used to audit its conformity, as well as review the Corporation's policy and procedures to ensure compliance with the Foreign Corrupt Practices Act.

C. Finance Functions:

    1. To review the financial condition of the Corporation so as to be aware of its total financial strategies, resources, strengths, capabilities and staffing.

    2. To review the Corporation's long-range and short-term cash flow and financial strategies and plans.

    3. To review and make recommendations to the Board with respect to management proposals concerning long and short-term debt financing, acquisitions, investments, dividend actions, plans and programs involving the purchase or redemption of the Corporation's securities and capital expenditures of a major nature.

D. Governance Functions:

    1. To initiate, review and assess policies, programs and procedures designed to ensure that the Corporation is governed by its Directors and managed by its executives in a manner best suited to serve its shareholders.

    2. To review the organization and structure of the Board of Directors and to make recommendations as to both committees of the Board and committee functions, as well as to nominate for appointment by the Board, committee members.

    3. To determine, with the assistance of management, a desirable balance of expertise among Board members and to seek out and attract possible candidates to fill Board positions.

    4. To develop, with management, a slate of directors for recommendation to the Board for inclusion as "management's slate" in the proxy statement and for election by the shareholders at the annual meeting.

    5. To review, approve, initiate where appropriate, and recommend to the full Board of Directors such amendments to the By-laws and Certificate of Incorporation as may, from time to time, be deemed necessary.

    6. To initiate, review and assess policies, programs and procedures designed to ensure that the Company, in the conduct of its business continues to respond properly to its social responsibilities and the public interest, and in this connection, without limiting the generality of the foregoing, to on an annual basis, review the Company's policies and procedures with respect to equal opportunity and diversity in its workplace.

                                     [Front]

                                      PROXY

                              MYKROLIS CORPORATION

                  Annual Meeting of Stockholders April 26, 2002

     The undersigned hereby constitutes and appoints C. William Zadel, Jean-Marc Pandraud, and Peter W. Walcott and each of them singly, proxies and attorneys of the undersigned with full power of substitution, to vote all shares of Common Stock of Mykrolis Corporation (Mykrolis) held by the undersigned or in respect of which the undersigned would be entitled to vote or act at the Annual Meeting of Stockholders of Mykrolis to be held in Bedford, Massachusetts on April 26, 2002 and at any adjournments of said meeting (except as expressly limited on the reverse side) which the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

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 SEE REVERSE                                                        SEE REVERSE
    SIDE                  (Continued on reverse side)                   SIDE
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                                  [Back]

 [X]     Please mark
         votes as in
         this example.

This proxy is solicited on behalf of the Board of Directors and unless otherwise specified in the boxes provided, this proxy will be voted IN FAVOR of all nominees and in the discretion of the named proxies as to any other matter that may come before the Meeting.

1.  Election of Directors
The undersigned GRANTS authority to elect as directors the following Nominees:
(1)  Daniel W. Christman,      (2)  Thomas O. Pyle

     FOR  [ ]                              [ ]  WITHHELD
     ALL                                        FROM ALL
NOMINEES                                        NOMINEES

    [ ]
         ---------------------------------------------------
         For all nominees except as noted above


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


                          Please sign exactly as your name appears hereon. Joint Owners should each sign. When signing as attorney, Executor, administrator, trustee or guardian, please give full Title as such.


Signature:               Date:          Signature:               Date:
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